                                                                   EXHIBIT 13(a)


                              AMENDED AND RESTATED

                           CLASS B DISTRIBUTION PLAN

                             PURSUANT TO RULE 12b-1


     DISTRIBUTION PLAN made as of the 10th day of July, 2000, by and between each of the investment companies listed on Exhibit A, as such Exhibit may be amended from time to time (each a "Fund," and collectively, the "Funds"), severally and not jointly, and FAM Distributors, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHERAS, the Directors or Trustees (referenced to herein as the "Directors") of certain Funds are authorized to established separate series relating to separate portfolios of securities, and the Directors have established and designated multiple series of certain Funds; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and

     WHEREAS, each Fund proposes to enter into an Amended and Restated Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of each Fund in the offer and sale of shares of common stock or beneficial interest, par value $0.10 per share of each Fund, including the Class B shares (the "Class B Shares") of each Fund, to the public; and

     WHEREAS, each Fund desires to adopt this Amended and Restated Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay an account maintenance fee and a distribution fee to the Distributor with respect to the Fund's Class B Shares; and

     WHEREAS, the Directors of each Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class B shareholders.

     NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Fund shall pay the Distributor with respect to the Class B Shares of each Fund an account maintenance fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B, to compensate the Distributor for providing, or arranging for the provision of, account maintenance activities with respect to Class

B shareholders of the Fund. Expenditures under the Plan may consist of payments to financial intermediaries for maintaining accounts in connection with Class B Shares and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Fund shall pay the Distributor with respect to Class B Shares of each Fund a distribution fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B to compensate the Distributor for providing, or arranging for the provision of, sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B Shares of each Fund. Such expenditures may consist of sales commissions to financial intermediaries for selling Class B Shares, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. The Distributor shall provide each Fund for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and distribution fee during such period.

     4 This Plan shall not take effect with respect to a Fund until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

     6. The Plan may be terminated at any time with respect to any Fund by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the applicable Fund.

     7. The Plan may not be amended to increase materially the rate of payments provided for in Paragraphs 1 or 2 hereof with respect to any Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the applicable Fund, and by the Directors of the Fund in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

     8. While the Plan is in effect with respect to any Fund, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

     9. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

     10. The Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust, together with all amendments thereto (the "Declaration"), which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                              EACH OF THE INVESTMENT COMPANIES LISTED ON
                              EXHIBIT A ATTACHED HERETO

                              By: ___________________________________
                              Title:


                              FAM DISTRIBUTORS, INC.

                              By: ___________________________________
                              Title:

                                                                       Exhibit A


Mercury Focus Twenty Fund, Inc.

Mercury Large Cap Series Funds, Inc.

Mercury Premier Growth Fund, Inc.

Mercury Mid Cap Growth Fund, Inc.

Merrill Lynch California Municipal Series Trust

Merrill Lynch Convertible Fund, Inc.

Merrill Lynch Focus Twenty Fund, Inc.

Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Multi-State Limited Maturity Municipal Series Trust

Merrill Lynch Multi-State Municipal Series Trust

Merrill Lynch Premier Growth Fund, Inc.

Merrill Lynch World Income Fund, Inc.

Merrill Lynch Mid Cap Growth Fund, Inc.

                                                                       Exhibit B

                                     Class B Distribution Fees
---------------------------------------------------------------------------------------------------
                                                Account
        Name of Fund                         Maintenance Fee         Distribution Fee

--------------------------------------------------------------------------------------------------
Mercury Focus Twenty Fund, Inc.                    0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Mercury Large Cap Series Funds, Inc.
--------------------------------------------------------------------------------------------------
Mercury Large Cap Growth Fund                      0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Mercury Large Cap Value Fund                       0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Mercury Large Cap Core Fund                        0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Mercury Premier Growth Fund, Inc.                  0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Mercury Mid Cap Growth Fund, Inc.                  0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Mid Cap Growth Fund, Inc.            0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch California Municipal Series Trust
--------------------------------------------------------------------------------------------------
Merrill Lynch California Municipal Bond Fund       0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch California Insured Municipal
 Bond Fund                                         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Convertible Fund, Inc.               0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Focus Twenty Fund, Inc.              0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Large Cap Series Funds, Inc.
--------------------------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund                0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund                 0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund                  0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch Multi-State Limited Maturity Municipal
 Series Trust
--------------------------------------------------------------------------------------------------
Merrill Lynch California Limited Maturity Municipal
 Bond Fund                                         0.15%                 0.20%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Merrill Lynch Florida Limited Maturity Municipal Bond
 Fund                                              0.15%                 0.20%
--------------------------------------------------------------------------------------------------
Merrill Lynch Multi-State Municipal Series Trust
--------------------------------------------------------------------------------------------------
Merrill Lynch Arizona Municipal Bond Fund          0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Arkansas Municipal Bond Fund         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Colorado Municipal Bond Fund         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Connecticut Municipal Bond Fund      0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund          0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Maryland Municipal Bond Fund         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Massachusetts Municipal Bond Fund    0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Michigan Municipal Bond Fund         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Minnesota Municipal Bond Fund        0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund       0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch New Mexico Municipal Bond Fund       0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch New York Municipal Bond Fund         0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch North Carolina Municipal Bond Fund   0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Ohio Municipal Bond Fund             0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Oregon Municipal Bond Fund           0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund     0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Texas Municipal Bond Fund            0.25%                 0.25%
--------------------------------------------------------------------------------------------------
Merrill Lynch Premier Growth Fund, Inc.            0.25%                 0.75%
--------------------------------------------------------------------------------------------------
Merrill Lynch World Income Fund, Inc.              0.25%                 0.50%
--------------------------------------------------------------------------------------------------